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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Playtex Products, Inc.

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April 8, 2005

DEAR FELLOW SHAREHOLDER:

You are cordially invited to the Playtex Annual Meeting of Shareholders to be held on Monday, May 16, 2005, at 9:30 a.m. at our headquarters at 300 Nyala Farms Road, Westport, Connecticut.

At the Annual Meeting, you will be asked to elect our Board of Directors, to ratify the selection of our independent registered public accounting firm and to approve the Company’s Incentive Bonus and Stock Award Plans, each of which is fully described in the accompanying Notice of Annual Meeting and proxy statement. Your Board of Directors recommends a vote “FOR” the proposals listed as items 1, 2, 3 and 4 in the Notice and described in the enclosed proxy statement.

Whether or not you plan to attend in person, it is important that your stock be represented at the meeting regardless of the number of shares you hold. After reading the enclosed Notice and proxy statement, please sign, date and mail the proxy card or voting instructions in the envelope provided. If you wish to vote in accordance with our Board’s recommendations, all you need do is sign, date and mail the card. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy at that time.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Neil P. DeFeo
President and Chief Executive Officer

PLAYTEX PRODUCTS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2005

The Annual Meeting of Shareholders of Playtex Products, Inc. will be held at our headquarters at 300 Nyala Farms Road, Westport, Connecticut, on Monday, May 16, 2005, at 9:30 a.m. for the following purposes:

ITEM 1.	To elect ten directors for a term of one year and until their successors are duly elected and qualified;

ITEM 2.	To ratify the selection of the firm of KPMG LLP as our independent registered public accounting firm for fiscal year 2005;

ITEM 3.	To approve the Playtex Products, Inc. Incentive Bonus Plan;

ITEM 4.	To approve the Playtex Products, Inc. Stock Award Plan;

ITEM 5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of our common stock at the close of business on March 24, 2005, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors

Paul E. Yestrumskas
Vice President, General Counsel and Secretary

Westport, CT 06880
April 8, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED, AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED.

TABLE OF CONTENTS

SOLICITATION AND VOTING	1
Voting Rights	1
Quorum; Required Vote; Voting Procedures	1
PROPOSAL 1 — ELECTION OF DIRECTORS	2
Information Regarding Nominees	2
CORPORATE GOVERNANCE	4
Board Meetings, Committees and Attendance	4
Directors’ Compensation	6
Certain Transactions	6
Communications Between Shareholders and the Board and Director Attendance at the Annual Meeting	6
Code Of Business Conduct And Ethics	7
Performance Evaluation	7
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	7
Compensation Philosophy	7
Compensation Program Components	7
CEO Compensation	10
Section 162(m)	10
EXECUTIVE COMPENSATION	12
Summary Compensation Table	12
Stock Options	13
Option Grants During Fiscal Year 2004	13
Option Exercises and Fiscal Year-End Values	14
Equity Compensation Plan Information	14
Employment Agreements	15
Compensation Committee Interlocks and Insider Participation	17
SECURITY OWNERSHIP	18
Management	18
Certain Beneficial Owners	19
Section 16(a) Beneficial Ownership Reporting Compliance	19
PERFORMANCE GRAPH	20
AUDIT COMMITTEE REPORT	21
Fees of Independent Registered Public Accounting Firm	22
Pre-Approval of Audit and Non-Audit Services	22
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL 3 — APPROVAL OF PLAYTEX PRODUCTS, INC. INCENTIVE BONUS PLAN	23

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PROPOSAL 4 — APPROVAL OF PLAYTEX PRODUCTS, INC. STOCK AWARD PLAN	25
OTHER MATTERS	30
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2006 ANNUAL MEETING	30
APPENDIX A	A-1
APPENDIX B	B-1

ii

PLAYTEX PRODUCTS, INC.

PROXY STATEMENT

SOLICITATION AND VOTING

This Proxy Statement is being furnished to all shareholders of Playtex Products, Inc. (the “Company”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting. The meeting will be held at our headquarters at 300 Nyala Farms Road, Westport, Connecticut, on Monday, May 16, 2005, at 9:30 a.m. This proxy statement and the accompanying proxy card are being mailed beginning on or about April 8, 2005 to our shareholders entitled to vote at the Annual Meeting.

All of our shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card and sign, date and return it as promptly as possible in the enclosed envelope. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Secretary of the Company prior to the convening of the Annual Meeting or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used. Attendance at the Annual Meeting will not by itself be a revocation of your proxy.

We will pay the cost of soliciting proxies and the cost of the Annual Meeting. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by our directors, officers or employees, none of whom will be specially compensated for such activities. We also intend to request that brokers, banks and other nominees solicit proxies from their customers and will pay certain expenses incurred by them for such activities.

A copy of our Annual Report on Form 10-K for our fiscal year ended December 25, 2004, including our Annual Report to Shareholders, is being sent with this proxy statement.

Voting Rights

As of March 24, 2005, our outstanding stock consisted of 61,304,393 shares of common stock, par value $0.01 per share (the “Common Stock”). Each share of our Common Stock is entitled to one vote on each matter that is voted on at the Annual Meeting.

Quorum; Required Vote; Voting Procedures

A majority of the outstanding shares of our Common Stock must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present. Pursuant to applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e. shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular item) will be counted as shares that are present and entitled to vote for purposes of determining a quorum. Election of directors requires the approval of a plurality of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Ratification of the selection of our independent registered public accounting firm and approval of the Playtex Incentive Bonus Plan and the Playtex Stock Award Plan requires the approval of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes as to the election of directors will not affect the election results. Abstentions and broker non-votes as to the ratification of the selection of our independent registered public accounting firm and approval of the Playtex Products, Inc. Incentive Bonus and Stock Award Plans will have the same effect as votes against such ratification.

Unless you specify otherwise on the proxy card, all of your shares of Common Stock represented by valid proxies will be voted FOR each of the items listed on the proxy card and described below, and will be voted in the discretion of the proxies in respect of such other business, if any, as may properly be brought before the Annual Meeting. As of March 24, 2005, we know of no other business that will be presented for consideration at the Annual Meeting other than the items listed on the proxy card and described below. If you give specific voting instructions by marking the boxes on the proxy card, your shares of Common Stock will be voted in accordance with those instructions.

PROPOSAL 1 — ELECTION OF DIRECTORS

Pursuant to our By-Laws, the number of directors constituting our Board of Directors shall be an odd number that is not less than nine nor more than 15. Directors are elected annually by our shareholders and hold office until their successor(s) are elected and qualified or until death, resignation or removal.

Following the Annual Meeting, the size of our Board of Directors will be eleven members. However, only ten directors will be nominated for election at the Annual Meeting. The Non-Purchaser Nominating Committee is currently conducting a search for one independent director who is expected to be added to the Board of Directors shortly after the Annual Meeting.

Each of our nominees set forth below is currently a director of the Company. Each nominee has agreed to serve as a director, if elected, and we believe that each nominee will be available to serve. If any nominee is unavailable to serve as a director, your shares may be voted for the election of a substitute nominee as our Board of Directors or the Nominating Committees of our Board of Directors may propose. Our Board of Directors also may elect to reduce the number of directors constituting our Board, provided that the total number of directors remains in accordance with our By-Laws.

Assuming the presence of a quorum, the election of directors requires the favorable vote of a plurality of the shares of our Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes as to the election of directors will be counted as present for determining a quorum but will not affect the election of candidates.

If you wish to withhold authority to vote for any nominee, you can do so by following the directions set forth on the form of proxy solicited by our Board of Directors or on the ballot distributed at the Annual Meeting if you wish to vote in person.

Information Regarding Nominees

The names and ages of our nominees, their principal occupations or employment (including their position with us, if applicable) during the past five years and other data regarding them are set forth below. Ages shown are as of March 24, 2005.

Name	Age	Position
Douglas D. Wheat	54	Chairman and Director
Neil P. DeFeo	58	President, Chief Executive Officer and Director
Herbert M. Baum	68	Director
Michael R. Eisenson	49	Director
Ronald B. Gordon	61	Director
Robert B. Haas	57	Director
R. Jeffrey Harris	50	Director
C. Ann Merrifield	53	Director
Susan R. Nowakowski	40	Director
Todd D. Robichaux	39	Director

Douglas D. Wheat has been our Chairman since January 2004 and a director of the Company since June 1995. Mr. Wheat has been President of Haas Wheat & Partners, L.P. and its predecessor (“Haas Wheat”) since 1992. Haas Wheat is a private investment firm specializing in leveraged acquisitions. He was Co-Chairman of Grauer & Wheat, Inc. (a private investment firm) from 1989 to 1992 and Senior Vice President of Donaldson,

Lufkin & Jenrette Securities Corporation from 1985 to 1989. Mr. Wheat serves as a director of AMN Healthcare Services, Inc. (“AMN”).

Neil P. DeFeo has been President, Chief Executive Officer and a director of the Company since October 2004. Prior to joining the Company, Mr. DeFeo served as President and Chief Executive Officer of Remington Products Company, L.L.C. (“Remington”) and as Chairman of the Board of Remington from 2001 to September 30, 2003. From 1993 to 1996, Mr. DeFeo served as Group Vice President of U.S. Operations for the Clorox Company and from 1968 to 1993 he held positions of increasing responsibility at the Procter & Gamble Company. He currently serves as a director for American Woodmark Corporation, Spectrum Brands (formerly known as the Rayovac Corporation), and several private companies.

Herbert M. Baum has been a director of the Company since January 2005. Mr. Baum is the President and Chief Executive Officer of The Dial Corporation, a division of Henkel KGaA. Prior to joining Dial in August 2000, Mr. Baum was President and Chief Operating Officer of Hasbro, Inc. and Chairman and Chief Executive Officer of Quaker State Corporation. Earlier, Mr. Baum spent 15 years at Campbell Soup Company where he held many positions including President of Campbell North and South America. Mr. Baum is also a director of Action Performance Companies, PepsiAmericas, Meredith Corporation, and America West Airlines.

Michael R. Eisenson has been a director of the Company since 1997. Mr. Eisenson is Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC (“Charlesbank”), an investment firm which is the successor to Harvard Private Capital Group, Inc. He was the Managing Director of Harvard Private Capital Group from 1986 to 1998, and a Manager with the Boston Consulting Group from 1981 to 1985. He serves on the Board of Directors of CCC Information Services Group, Inc., Catlin, Inc., Xenogen, Inc., United Auto Group, Inc., and Universal Technical Institute, Inc., as well as those of several private companies.

Ronald B. Gordon has been a director of the Company since March 2005. Mr. Gordon served as President and Chief Operating Officer of Nice-Pak Products, Inc., a manufacturer of disposable wipes, from 2002 through 2004, and was Chief Executive Officer of Beiersdorf North America, a cosmetics and consumer products company, from 1997 through 2001. Mr. Gordon was employed in various senior positions by Playtex Family Products Corporation, the predecessor to the Company, from 1983 through 1989, and as Executive Vice President in the last two years of that period. He sits on the Board of Directors of the Oil-Dri Corporation of America and LaDove Inc. He is also a former director of the Cosmetic, Toiletry & Fragrance Association.

Robert B. Haas has been a director of the Company since 1995. He previously served as Chairman of the Company from 1995 until January 2004. Mr. Haas has been actively involved in private business investments since 1978, specializing in leveraged acquisitions. He has served as Chairman of the Board and Chief Executive Officer of Haas Wheat since 1992. Mr. Haas also serves as Chairman and a director of AMN.

R. Jeffrey Harris has been a director of the Company since 2001. Mr. Harris served as Of Counsel to Apogent Technologies, Inc. (“Apogent”), a diversified manufacturer of value added laboratory and life science products for worldwide clinical, research and industrial markets from December 2000 through 2003. Prior to becoming Of Counsel, Mr. Harris served as Vice President, General Counsel and Secretary of Apogent (formerly known as Sybron International Corporation), since 1988. He currently serves as a director for Sybron Dental Specialties, Inc.

C. Ann Merrifield has been a director of the Company since 1997. Ms. Merrifield currently serves as President of Genzyme Biosurgery (a division of Genzyme Corporation). Previously, she was employed by Genzyme Genetics (a unit of Genzyme Corporation), serving as President from 1996 to 2001 and by Bain & Company (a consulting firm) where she was a Partner from 1987 to 1992.

Susan R. Nowakowski has been a director of the Company since 2001. Ms. Nowakowski currently serves as President and Chief Operating Officer and has recently been named as the Chief Executive Officer, effective May 4, 2005, for AMN, a leading publicly traded healthcare staffing company. Ms. Nowakowski serves on the Board of Directors of AMN. Ms. Nowakowski has been with AMN since 1990 and previously served as its Senior Vice President of Business Development, and prior to that as its Chief Financial Officer. Prior to joining AMN, Ms. Nowakowski worked as a financial analyst at a subsidiary of Eli Lilly & Co. and as the Finance Manager of BioVest Partners, a venture capital firm.

Todd D. Robichaux has been a director of the Company since January 2004. Mr. Robichaux has been a Managing Director of Haas Wheat since January 1, 2004. Mr. Robichaux joined Haas Wheat as a Senior Vice President in 1998; and was previously with Wells Fargo Bank from 1988 to 1998 where he most recently served as a Vice President of structured finance.

Our Board of Directors recommends that you vote FOR the election of each nominee.

CORPORATE GOVERNANCE

We have always believed that strong corporate governance practices help build shareholder value and encourage investment in the Company. We have policies and procedures in place that address a variety of corporate governance principles, and regularly monitor developments affecting such practices, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Some of these areas are described below.

Board Meetings, Committees and Attendance

During 2004, our Board of Directors met or acted by unanimous written consent eleven times. Each of our directors participated in at least 75% of the actions of our Board of Directors and the committees of which he or she was a member.

Our corporate governance guidelines provide that our non-management directors will meet periodically in executive session and provide that our Chairman presides at these meetings.

Our Board of Directors has an Audit Committee, a Compensation and Stock Option Committee (the “Compensation Committee”), a Corporate Governance Committee, a Purchaser Nominating Committee and a Non-Purchaser Nominating Committee. The Board also had an Executive Committee, which met twice in 2004, that has been dissolved. The current members of each of these committees are identified in the following table.

Director	Audit Committee		Compensation Committee		Corporate Governance Committee		Purchaser Nominating Committee		Non-Purchaser Nominating Committee
Douglas D. Wheat							X	*
Neil P. DeFeo									X	*
Herbert M. Baum									X
Ronald B. Gordon									X
Michael R. Eisenson	X						X
Robert B. Haas			X				X
R. Jeffrey Harris	X		X	*	X	*	X
C. Ann Merrifield	X	*							X
Susan R. Nowakowski					X		X
Todd D. Robichaux			X		X		X

*	Indicates Chairperson of each Committee.

The membership and function of each committee is described below and the charter for each committee is available on our website, www.playtexproductsinc.com. This information is also available in printed form to any shareholder who requests it. Each committee will periodically review its charter in light of new regulatory developments and may make additional recommendations to the Board of Directors to reflect evolving best practices.

The Audit Committee appoints our independent registered public accounting firm and meets periodically to discuss, among other things, the yearly audit including the assessment of internal controls over financial reporting. It also reviews and approves the independent registered public accounting firm’s fees and other terms of their engagement with us. Furthermore, it assists the Board of Directors in reviewing our financial reporting process, internal controls and recommends changes when appropriate as suggested by the independent registered public accounting firm. The members of the Audit Committee are independent, as independence for audit committee members is defined in the NYSE listing standards. The Board of Directors has determined that Mr. Eisenson qualifies as an “audit committee financial expert,” as defined by SEC rules, and, as stated above, is independent under the above standards. The Audit Committee met eight times during fiscal year 2004.

The Compensation Committee reviews new or modified programs concerning executive salaries and other compensation matters relating to our executives and other key employees. Such programs include incentive compensation, the Playtex Products, Inc. Incentive Bonus Plan and the Playtex Products, Inc. Stock Award Plan, which plans are being submitted to shareholders for approval in this proxy statement, as well as direct and indirect compensation matters. The Compensation Committee met or acted by unanimous written consent eight times during fiscal year 2004. While serving on the Compensation Committee, directors do not receive option awards (except, as to Mr. Harris, pursuant to formula grants) under the 2003 Stock Option Plan.

The Corporate Governance Committee oversees the evaluation of the Board of Directors and executive management. The members of the Corporate Governance Committee are independent, as independence is defined in the NYSE listing standards. The Corporate Governance Committee met three times in fiscal year 2004.

Pursuant to our By-Laws, a Purchaser Nominating Committee and a Non-Purchaser Nominating Committee nominate candidates for election to our Board of Directors. Of the nominees for director set forth above, Messrs. Wheat, Haas, Harris, Eisenson, Robichaux and Ms. Nowakowski were nominated by the Purchaser Nominating Committee and Messrs. DeFeo, Baum, Gordon and Ms. Merrifield were nominated by the Non-Purchaser Nominating Committee. All members of the Purchaser Nominating Committee are independent, as independence for nominating committee members is defined in the NYSE listing standards. Of the members of the Non-Purchaser Nominating Committee, Messrs. Baum and Gordon and Ms. Merrifield are independent, under the above standards.

The Purchaser Nominating Committee and the Non-Purchaser Nominating Committee will consider recommendations from shareholders of the Company for Purchaser Director nominees and Non-Purchaser Director nominees, respectively. The procedures to be followed in connection with director recommendations are set forth in “Shareholder Proposals and Nominations for 2006 Annual Meeting.”

Other than satisfying the NYSE listing requirements for directors and the requirements set forth in the Company’s By-Laws relating to who may serve as a “Non-Purchaser Director,” there are no minimum qualifications that the Purchaser and Non-Purchaser Nominating Committees believe must be met. The committees evaluate candidates for their character and professional ethics, judgment, business acumen, senior management experience, financial experience and expertise, other relevant expertise, familiarity with national and international issues affecting business, and other relevant criteria, including the diversity of skills and experience of the Board of Directors as a whole.

The nominating committees identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the nominating committees or the Board of Directors decide not to re-nominate a member for re-election, the nominating committees identify the desired skills and experience of a new nominee in light of the criteria above. From time to time, the nominating committees may engage a third party search firm to identify or evaluate or assist in identifying potential nominees.

After June 6, 2005, these provisions relating to the nomination of directors and the make-up of the Board of Directors will expire, including the requirements that the Company have both a Purchaser Nominating Committee and a Non-Purchaser Nominating Committee, that a simple majority of directors be nominated by the Haas Wheat group, and that two members of management should serve as Directors.

Directors’ Compensation

Directors who are officers of the Company and those affiliated with any shareholders owning more than five percent of our Common Stock do not receive any fees for their services as directors. Messrs. Baum, Eisenson, Gordon and Harris, and Ms. Merrifield and Ms. Nowakowski receive an annual retainer of $35,000, plus fees of $1,000 for each Board of Directors meeting attended in person or by telephone. Mr. Harris receives an additional annual retainer of $8,000 as Chairperson of the Compensation Committee and no retainer as Chairperson of the Corporate Governance Committee. Ms. Merrifield receives an additional annual retainer of $10,000 as Chairperson of the Audit Committee. Each committee member receives $1,000, and each committee chairperson receives $1,500, for each committee meeting attended in person or by telephone, plus reimbursement of reasonable out-of-pocket expenses. In addition, Messrs. Baum, Gordon, Harris, Ms. Merrifield and Ms. Nowakowski participate in the 2003 Stock Option Plan.

Certain Transactions

On June 6, 1995, following the receipt of shareholder approval at our 1995 Annual Meeting of Shareholders (the “1995 Annual Meeting”), we completed the sale of 20 million shares of our Common Stock at a price of $9.00 per share to partnerships managed by Haas Wheat & Partners, L.P. pursuant to a Stock Purchase Agreement, dated as of March 17, 1995 (the “Stock Purchase Agreement”), between the Company and the Haas Wheat Partnerships (the “Haas Wheat Transaction”). The Haas Wheat Partnerships’ shares constitute approximately 27.9% of our outstanding Common Stock as of March 24, 2005. At the 1995 Annual Meeting, designees of the Haas Wheat Partnerships were elected by our shareholders as a majority of our Board of Directors. Pursuant to the Stock Purchase Agreement, the Haas Wheat Partnerships have agreed that, for up to ten years from June 1995, so long as they own at least 25% of our outstanding voting securities, unless any of certain events have occurred (including in the event that nominees of the Purchaser Nominating Committee were to cease to constitute a majority of our Board of Directors), they will vote all of their voting securities of the Company for a Board of Directors that will consist at all times of a simple majority of nominees selected by the Purchaser Nominating Committee and the remainder of nominees selected by the Non-Purchaser Nominating Committee (see the “Corporate Governance” section of this proxy statement). After June 6, 2005, these provisions relating to the nomination of directors and the make-up of the Board of Directors will expire, including the requirements that the Company have both a Purchaser Nominating Committee and a Non-Purchaser Nominating Committee, that a simple majority of directors be nominated by the Haas Wheat group, and that two members of management should serve as Directors.

In connection with the Haas Wheat Transaction described in the preceding paragraph, we granted to the Haas Wheat Partnerships and certain of their affiliates certain demand and piggyback registration rights.

We believe that the terms of all the arrangements with the Haas Wheat Partnerships were and are fair to the Company.

Communications Between Shareholders And The Board And Director Attendance At The Annual Meeting

Shareholders may communicate with the Board or the non-management directors by calling (888) 222-4136.

The Company encourages directors to attend the annual meeting of shareholders. All of the Company’s then directors attended last year’s annual meeting of shareholders, except for Mr. Eisenson.

Code Of Business Conduct And Ethics

The Company has adopted a Code of Business Conduct and Ethics which applies to all employees of the Company. This document is posted on our website, www.playtexproductsinc.com, and is available in printed form to any shareholder who requests it.

Performance Evaluation

Our Board of Directors conducts an annual self-evaluation to determine whether it and its committees are functioning properly.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has direct responsibility for the compensation of the Company’s executive officers, including those officers’ individual salaries, bonuses and long-term incentive awards (such as stock option and other equity compensation awards). The Compensation Committee also has sole authority to make recommendations to the Board of Directors with respect to the adoption of incentive compensation plans, including equity-based plans. During 2004, the Compensation Committee was comprised of the individuals listed elsewhere in this proxy statement, none of whom is an employee or former employee of the Company, has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.

Compensation Philosophy

The general philosophy underlying the Company’s executive compensation program is to offer its key executives competitive compensation based both on the Company’s performance and on the executive’s individual contribution and performance. The Compensation Committee seeks to create compensation programs that will motivate and reward highly qualified executives for long-term strategic management to improve stockholder value, support a performance-oriented environment which rewards achievement of internal Company goals designed to be consistent with the interests of shareholders, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

It is the Compensation Committee’s belief that a significant portion of the compensation of each executive officer should be contingent upon the financial performance of the Company. Accordingly, the Company has placed a significant portion of annual cash compensation and long-term incentive compensation at risk through its annual Management Incentive Plan, and through the grant of employee stock options. The Company has recently adopted a new cash bonus plan, the Playtex Products, Inc. Incentive Bonus Plan (the “Playtex Incentive Bonus Plan”) and a new equity incentive plan, the Playtex Products, Inc. Stock Award Plan (the “Playtex Stock Award Plan”) for 2005 and beyond. Both of these plans are being submitted for shareholder approval and are described in more detail on pages 23 and 25 of this proxy statement and have enhanced pay-for-performance features. The Compensation Committee believes the new plans bring the Company’s management compensation structure into better alignment with shareholder interests by not only placing a significant portion of both annual and long-term compensation at risk, but also by doing so in a way that creates stronger incentives to grow the Company.

Compensation Program Components

The Company’s executive compensation program consists of three components: base salary, annual cash bonus incentives and equity incentives. Each of the components is designed to be consistent with the compensation philosophy described above. The following is a discussion of each component.

Base Salary.  Base salary is intended to compensate an individual for the level of responsibility and the complexity of the tasks associated with the individual’s position within the Company, as well as the level of the individual’s performance. In setting base salaries for each executive, the Compensation Committee uses its experience and knowledge, the knowledge of the Company’s Human Resources staff, and the recommendations of the Company’s Chief Executive Officer as well as, from time to time, input from independent compensation consultants. The Compensation Committee considers competitive market data, the relevant impact of each executive’s performance on the future growth and success of the Company, the complexity of the Company’s businesses in which the executive is involved, the overall economic environment, the overall performance of the Company and such other factors as the Compensation Committee deems relevant to the particular executive. The Compensation Committee reviews each senior executive’s base salary on an annual basis. The Compensation Committee will consider changes to an executive’s compensation at other times if a change in the scope of the executive’s responsibilities justifies such consideration.

When conducting its annual review of base salaries in 2004, the Compensation Committee reviewed, among other things, a compensation analysis prepared for it by a national compensation consulting firm. The analysis provided competitive compensation information with respect to a custom group of peer companies, both similar and larger in size than the Company. This group of companies is broader than the group of companies included in the Peer Index reflected in the Company’s performance graph contained elsewhere in this proxy statement.

Beginning in 2005, the Compensation Committee has proposed to increase the weight of performance-based incentives by holding base salaries for executives relatively steady and increasing the potential payout (contingent on performance) under the Playtex Incentive Bonus Plan.

Annual Cash Bonus Incentives.  The annual cash bonus incentive is designed to align the interests of the Company’s executives and other key employees with those of the Company’s shareholders by rewarding the plan participants only if the Company achieves its internal financial goals, which if achieved should enhance shareholder value. The design of the annual cash bonus incentive plan reflects the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. For 2004 and previous years, the amount of the annual cash bonus incentive for each executive was governed by the Management Incentive Plan (the “MIP”), which the Company’s shareholders approved at the Company’s 2000 Annual Meeting of Shareholders. Under the terms of the MIP, the participants received a cash bonus equal to a predetermined percentage of their base pay (a percentage of base salary that increased for higher positions within the Company) times a success factor, which was calculated based upon: (i) Company results with respect to net sales, operating profit and cash flow (each as defined in the MIP), measured against objectives established at the beginning of the year by the Compensation Committee; and, (ii) except for our Chief Executive Officer, an individual performance factor based on measured accomplishment of goal-oriented projects, to be weighted equally with each other component of the corporate performance factor. In order to provide a stronger incentive for growth in 2004, the Compensation Committee increased the success factor for achievement of the various financial goals. Awards under the MIP in 2004 for executive officers and other key employees were based on a range from 23% to 150% of their average annual salaries.

Beginning in 2005, the Compensation Committee has endorsed a new incentive compensation model tied to the improvement of the Playtex Value Measure (“PVM”). PVM is a form of what is commonly known as Economic Value Added, or EVA, which in general is net operating profit after taxes, less a capital charge. In the case of PVM, the capital charge is applied to average capital employed in the business, which is a function of working capital and property, plant and equipment. Under the Playtex Incentive Bonus Plan, the Compensation Committee may select from a list of performance criteria to be used to measure Company performance, including net operating profit. The PVM will be a component of that measure in 2005. Participants will generally receive a cash bonus equal to a predetermined percentage of their base salary (a percentage of base salary that increases for higher positions within the Company) times a success factor based upon the Company’s performance against the PVM goal set by the Compensation Committee for the year (or other applicable performance period). No bonus is paid unless the Company achieves at least 90% of the PVM goal, at which level the success factor is 50%. The success factor becomes greater as the Company’s performance exceeds 90% of the PVM goal. The Company is seeking shareholder approval as part of this proxy statement of the Playtex Products Inc. Incentive Bonus Plan, which will enable the use of the new PVM incentive model. A full description of the Playtex Incentive Bonus Plan may be found elsewhere in this proxy statement.

Mr. DeFeo is a participant in the proposed Playtex Incentive Bonus Plan, consistent with the terms of his employment agreement. If the Playtex Incentive Bonus Plan, which enables the use of the PVM, is not approved by shareholders, no bonus will be payable to Mr. DeFeo pursuant to the plan and he may terminate his employment agreement for “good reason” (as defined in the employment agreement) and collect severance. See “Executive Compensation-Employment Agreements.”

Equity Incentives. The Compensation Committee has historically awarded stock options to the Company’s executives and other key employees in order to incentivize them to sustain and enhance the Company’s long-term performance and focus the plan participants’ attention on managing the Company from the perspective of an owner with an equity stake in the business. As opposed to the annual incentive bonus program, which rewards the participants for one or two years of performance, equity incentives only reward the participants if their management of the Company results in the creation of long-term shareholder value. Historically, the Compensation Committee generally granted options under the Company’s 1994 and 2003 Stock Option Plans with an exercise price equal to the market price at the date of the grant and, as a result, those options will have value only if our stock price increases from the time of the award. In 2004, options granted by the Compensation Committee were granted to each participant (other than Messrs. Gallagher, DeFeo and Kelley, the Company’s current Chief Financial Officer), with three different exercise prices (all at or in excess of market price on the date of grant). One third were granted at an exercise price equal to the market price on the date of grant ($6.68 per share), one third were granted at an exercise price of $8.50 per share, and one third were granted at an exercise price of $9.50 per share (the later two being in excess of market price on the date of grant). These staggered exercise prices were based on the Compensation Committee’s belief that the Company needs to demonstrate better performance, and thus reward shareholders, before executives enjoy any significant value through options. The level of grants made to plan participants depended on their salary, responsibility, and performance. The options, other than those granted to Mr. DeFeo, vest and become exercisable in one-third installments over three years from grant. In 2004, the Compensation Committee granted options to purchase 949,000 shares of stock with these staggered exercise prices.

Mr. Gallagher, Chief Executive Officer until October 2, 2004, did not receive any option awards in 2004.

Mr. DeFeo, who became Chief Executive Officer on October 2, 2004, was granted a combination of stock options and restricted performance stock as equity incentives pursuant to his employment agreement. The restricted performance stock awards were granted subject to our shareholders approving the Playtex Products, Inc. Stock Award Plan. The restricted performance stock awards will be forfeited if the Playtex Stock Award Plan described elsewhere in this proxy statement is not approved by shareholders, in which case Mr. DeFeo may terminate his employment for “good reason” (as defined in his employment agreement) and receive severance. This grant was structured in large part as a performance-based award, meaning the vesting of a significant portion of this award is tied to Company performance. The stock options were divided between those that vest over time based on continued service, and those that vest only if certain share price targets are achieved. The vesting of the restricted performance stock awards is tied to the achievement of the annual performance goals set under the Playtex Incentive Bonus Plan. See “Executive Compensation — Employment Agreements” and “Approval of Playtex Products, Inc. Stock Award Plan” elsewhere in this proxy statement.

The Compensation Committee recommended, and the Board of Directors approved, the Playtex Products, Inc. Stock Award Plan to allow the Company greater flexibility with the types of equity incentives it uses. The Compensation Committee plans to use the Stock Award Plan for performance-based grants to executives and key employees consistent with the philosophy underlying the performance-based awards to the Company’s new leadership.

CEO Compensation

Michael R. Gallagher, the Company’s Chief Executive Officer until October 2, 2004, had an annual base salary of $1,300,000 for 2004, which was the same base salary in effect for 2003. The Compensation Committee’s decision not to increase Mr. Gallagher’s base salary for 2004 was based primarily on the Company’s performance in 2003, a year for which Mr. Gallagher did not receive a bonus under the MIP.  Mr. Gallagher received an award under the MIP of $1,963,500 for 2004 based on the Company’s attainment of pre-established targets. The Company entered into a Retirement Agreement with Mr. Gallagher dated June 22, 2004, which is described on page 16 of this proxy statement. Under this agreement, in order to ensure a smooth transition of management, Mr. Gallagher agreed to remain an executive employee of the Company while the Company sought a new Chief Executive Officer, or until December 15, 2004. Mr. Gallagher received a special compensation package, in consideration for his non-compete and non-solicitation agreements as described elsewhere in this proxy statement, of $7,590,000, equal to three times his annual base salary and incentive bonus. One-third of that was paid in 2004 and two-thirds will be paid over a 24-month period beginning in 2005. The Compensation Committee believes that the arrangement entered into with Mr. Gallagher was no more generous than necessary in order to secure a release in favor of the Company, obtain a five year non-competition and non-solicitation arrangement with the Company in the Company’s principal businesses (tampons, infant feeding and skin care products), and ensure a smooth transition to new leadership.

On October 2, 2004, Mr. DeFeo became the Company’s President and Chief Executive Officer. In connection with Mr. DeFeo’s employment, the Company entered into an employment agreement described on page 15 of this proxy statement. The employment agreement was unanimously approved by the Compensation Committee after consideration of Mr. DeFeo’s qualifications and experience, his previous compensation levels and the competitive market place for executive talent at consumer products companies. In a series of meetings, the Compensation Committee developed a compensation package for Mr. DeFeo designed to compensate Mr. DeFeo in a manner which is both competitive in the marketplace and which aligns Mr. DeFeo’s long-term earnings potential with the interests of the Company’s shareholders. Under the employment agreement, Mr. DeFeo’s annual base salary is $825,000. On October 2, 2004 (his first day of employment), Mr. DeFeo received an inducement award of 1,531,421 stock options and 612,568 restricted stock awards, a significant portion of which have performance vesting features, as described previously. Although Mr. DeFeo did not participate in the MIP, the Compensation Committee granted him a discretionary bonus of $300,000 for 2004. In granting this bonus, the Compensation Committee considered the significant steps Mr. DeFeo has made in developing and implementing a strategy to build shareholder value.

See “Employment Agreements — Mr. DeFeo” for a full description of the employment agreement between the Company and Mr. DeFeo and “Employment Agreements — Mr. Gallagher” for the agreement entered into with Mr. Gallagher in connection with his retirement as Chief Executive Officer in 2004.

Section 162(m)

The Compensation Committee has considered the potential effects on the Company’s executive compensation programs of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility by public companies of compensation to certain executives in excess of $1,000,000 per executive per year, but excludes from the calculation of such limit performance-based compensation, provided that certain requirements are met. Both the newly adopted Playtex Incentive Bonus and Stock Award Plans have been designed, and it is the Compensation Committee’s intention to administer these plans, such that the awards made under the plans qualify as performance-based compensation excepted from the Section 162(m) limitation on the deductibility of executive compensation. The Compensation Committee has endeavored and will continue to endeavor to utilize this exception to Section 162(m) to maximize the deductibility of compensation. However, in order to maintain flexibility in compensating executive officers and to attract needed leadership or address retention issues in exceptional circumstances, a policy that all compensation must be deductible has not been adopted, and the Compensation Committee believes that such a policy may not be in the best interests of the Company or its shareholders.

The foregoing report on executive compensation is provided by the following directors who constitute the Compensation Committee.

March 24, 2005

R. Jeffrey Harris, Chairman
Robert B. Haas
Todd D. Robichaux

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table details the total compensation paid to our Chief Executive Officers and each of our four most highly compensated executive officers in fiscal 2004 who served the Company on December 25, 2004 (collectively, “Named Executive Officers”) for services rendered to the Company for each of the last three fiscal years.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)	Restricted Stock Awards[2] (#)	Securities Underlying Options/SARs (#)	All Other Compensation[3] ($)
Neil P. DeFeo	2004	206,250	300,000	—	612,568	1,531,421	234,414
President, Chief Executive	2003	—	—	—	—
Officer and Director	2002	—	—	—	—	—	—
Michael R. Gallagher[4]	2004	1,025,000	1,963,500	—	—	—	110,032
Chief Executive Officer	2003	1,300,000	—	—	—	—	260,432
and Director	2002	1,300,000	1,230,000	—	—	—	220,556
Glenn A. Forbes[5]	2004	351,923	263,100	—	—	35,000	50,098
Executive Vice President	2003	326,769	90,000	—	—	25,000	55,973
	2002	313,154	180,000	—	—	25,000	52,799
Richard G. Powers[6]	2004	342,385	217,100	—	—	25,000	42,397
President, U.S. Division	2003	307,769	50,000	—	—	15,000	48,381
	2002	300,154	130,000	—	—	15,000	46,954
John D. Leahy[6]	2004	327,461	221,600	—	—	25,000	41,752
President, International Division	2003	306,115	45,000	—	—	15,000	49,624
	2002	295,154	135,000	—	—	15,000	47,406
James S. Cook	2004	307,730	202,800	—	—	25,000	38,608
Senior Vice President,	2003	287,385	70,000	—	—	15,000	47,555
Operations	2002	278,616	135,000	—	—	15,000	45,609

1	Other annual compensation did not exceed the lesser of $50,000 or 10% of the Named Executive Officers’ respective salary and bonus.

2	Contingent upon approval by our shareholders of the Stock Award Plan, we have agreed to sell at par value of $0.01, shares of common stock to certain of our key employees. The restricted stock vests in three equal installments provided the employee remains employed with the Company and the Company attains annual performance targets.

3	Represents employer contribution to the Playtex Products Profit-Sharing Retirement Plan (the “Retirement Plan”) and Deferred Benefit Equalization Plan (the “Deferred Plan”) and premiums for term life insurance. Mr. DeFeo’s other compensation also includes a one-time payment to cover expenses associated with the wind-down of his previous business office.

4	As of October 2, 2004, Mr. Gallagher was no longer an officer of the Company.

5	As of December 30, 2004, Mr. Forbes was no longer an officer of the Company.

6	As of April 30, 2005, Messrs. Powers and Leahy will no longer be officers of the Company.

Stock Options

Option Grants During Fiscal Year 2004

The following table provides information related to options granted to our Named Executive Officers during fiscal year 2004. No SARs were granted during the year.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[1]
Name	Options/ SARs Granted (#)[2]		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)[3]	Expiration Date	5% ($)		10% ($)
Neil P. DeFeo	1,531,421	[4]	54.3%	6.34	10/2/14	6,106,069	[5]	15,473,979	[5]
Michael R. Gallagher	—		—	—	—	—		—
Glenn A. Forbes	11,668		0.4%	6.68	5/13/14	49,017		124,220
	11,666		0.4%	8.50	5/13/14	27,777		102,966
	11,666		0.4%	9.50	5/13/14	16,111		91,300
Richard G. Powers	8,334		0.3%	6.68	5/13/14	35,011		88,725
	8,333		0.3%	8.50	5/13/14	14,286		67,994
	8,333		0.3%	9.50	5/13/14	17,063		70,771
John D. Leahy	8,334		0.3%	6.68	5/13/14	35,011		88,725
	8,333		0.3%	8.50	5/13/14	14,286		67,994
	8,333		0.3%	9.50	5/13/14	17,063		70,771
James S. Cook	8,334		0.3%	6.68	5/13/14	35,011		88,725
	8,333		0.3%	8.50	5/13/14	14,286		67,994
	8,333		0.3%	9.50	5/13/14	17,063		70,771

1	The potential realizable value portion illustrates value that might be realized upon the exercise of the options granted in fiscal year 2004 immediately prior to the expiration of their term. The potential realizable value assumes our Common Stock price will grow at the specified compounded rates of appreciation over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

2	Other than in the case of Mr. DeFeo, options that were granted to the Named Executive Officers in fiscal year 2004 are exercisable starting 12 months after the grant date. One-third of those shares are exercisable at that time and an additional one-third of those options will be exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date.

3	The exercise price was equal to or greater than the fair market value of the Common Stock on the date of grant. The option exercise price and any tax withholding obligations related to the exercise of options may be paid in cash, by delivery of already owned shares, or in any other form of valid payment as determined by the Compensation Committee in its discretion.

4	612,568 of Mr. DeFeo’s options are exercisable in one-third installments at the end of each of fiscal years 2005, 2006 and 2007. The remaining 918,853 options are exercisable in equal installments at the end of each of fiscal years 2005, 2006 and 2007 provided our stock attains share price targets of $9.50, $12.00 and $14.50, respectively. See “Employment Agreement — Mr. DeFeo.”

5	Presumes targets achieved for 918,853 performance options for Mr. DeFeo. See “Employment Agreement — Mr. DeFeo.”

Option Exercises and Fiscal Year-End Values

The following table provides information related to options exercised by our Named Executive Officers during fiscal 2004 and unexercised options held by them at December 25, 2004. No SARs have been granted pursuant to the Plan.

			Number of Unexercised Options/SARs at December 25, 2004 (#)[1]	Value of Unexercised In-the-Money Options/SARs at December 25, 2004 ($)[1] [2]
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Neil P. DeFeo	—	—	—/1,531,421	—/1,516,107
Michael R. Gallagher	—	—	—/—	—/—
Glenn A. Forbes	—	—	359,001/59,999	—/5,417
Richard G. Powers	—	—	250,000/40,000	—/5,417
John D. Leahy	—	—	246,144/40,000	—/5,417
James S. Cook	—	—	245,000/40,000	—/5,417

1	No SARs have been granted.

2	The closing price of our Common Stock as reported by the NYSE on December 23, 2004 (the last trading day of fiscal year 2004) was $7.33.

3	Includes 918,853 performance options for Mr. DeFeo. See “Employment Agreement- Mr. DeFeo.”

Equity Compensation Plan Information

The following table summarizes information about the Playtex 2003 Stock Option Plan for Directors and Executive and Key Employees and the Stock Award Plan. We offer no other equity compensation plans. This information is as of December 25, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	7,642,303	$9.44	2,326,663
Equity compensation plans not approved by shareholders[1]	712,568	N/A	3,287,432
Total	8,354,871	N/A	5,614,095

1	The Playtex Stock Award Plan is being submitted to shareholders for approval in this proxy statement.

Employment Agreements

Mr. DeFeo

The Company entered into an employment agreement with Neil P. DeFeo for his service as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. The term of the employment agreement began October 2, 2004 and continues until December 29, 2007, after which the term is automatically extended for additional one-year periods unless either party gives the other 180 days’ notice of non-renewal. Mr. DeFeo is entitled to an annualized base salary of $825,000 for fiscal years 2004 and 2005, which may be increased for fiscal years following 2005. Mr. DeFeo is eligible for an annual cash bonus based on Company performance. The Compensation Committee granted Mr. DeFeo a discretionary bonus of $300,000 for 2004. After 2004, the bonus will be payable under the Playtex Incentive Bonus Plan which was approved by the Board in December 2004 and is being submitted to shareholders for approval in this proxy statement. If the Playtex Incentive Bonus Plan is not approved by shareholders, no bonus will be payable to Mr. DeFeo, and Mr. DeFeo will have the right to terminate his employment for “Good Reason” (as defined in the employment agreement) and collect severance, as described below. Under the employment agreement: if Company performance is less than 90% of target (as approved annually by the Compensation Committee) no bonus is paid; if performance is 90% of target, the bonus is 50% of base salary; if performance is 100% of target, the bonus is 100% of base salary; and if performance is 125% of target, the bonus is 200% of base salary. For performance between 90% and 100% of target, Mr. DeFeo’s bonus is calculated using straight line interpolation. For performance between 100% and 125% of target, the bonus will equal 100% of base salary plus 4% of base salary for each whole percentage point by which actual performance exceeds target. If the Company’s performance exceeds 125% of target, the total bonus is 200% of base salary plus an additional 4% of base salary for each whole percentage point over 125% of target. However, the portion of the bonus that is in excess of 200% of base salary is not earned until the last day of the fiscal year following the fiscal year to which the excess portion relates, and will only be paid if the Company’s performance for the subsequent fiscal year is at least 90% of the performance for the fiscal year for which the excess bonus was calculated. The bonus for any fiscal year is capped at 500% of base salary.

Mr. DeFeo is entitled to pension, welfare, tax-deferred savings, and other retirement benefits on terms no less favorable than those available to other Company senior executives. He is also entitled to certain fringe benefits as described in the employment agreement.

On October 2, 2004 (his first day of employment), the Company granted Mr. DeFeo options to purchase 1,531,421 shares of Company common stock pursuant to the Company’s 2003 Stock Option Plan for Directors and Executive and Key Employees. Time options of 612,568 vest ratably over three years on the last day of each of the Company’s fiscal years 2005, 2006 and 2007 based on Mr. DeFeo’s continued employment. Performance options of 918,853 vest and become exercisable on the last day of each of the Company’s fiscal years 2005, 2006 and 2007 based both Mr. DeFeo’s continued employment and on the Company’s attainment of annual share price targets (determined by the average price in the fourth quarter). The share price targets for 2005, 2006, and 2007 are $9.50, $12.00, and $14.50, respectively. The performance options include a cumulative catch-up feature, so if the target in any one year is not met, the options for that year will not vest unless the target for any subsequent year is met. Any shares that are not vested or exercisable as of the end of fiscal year 2007, shall be immediately terminated and canceled.

Mr. DeFeo was also granted 612,658 shares of restricted performance stock on October 2, 2004, which will be forfeited if the shareholders fail to approve the Playtex Products, Inc. Stock Award Plan which plan is being submitted to shareholders for approval in this proxy statement, and if the Stock Award Plan is not approved, Mr. DeFeo has the right to terminate his employment for Good Reason and collect severance, as described below. The restricted performance stock is subject to performance vesting and vests in three equal installments provided Mr. DeFeo remains employed and upon the attainment of annual performance targets which are identical to the annual targets to be set by the Compensation Committee under the Incentive Bonus

Plan. If the Company attains or exceeds 90% of the performance target for a fiscal year, but less than 100% of such target, then 50% of the annual one-third will vest in respect of such fiscal year on the applicable vesting date.

Both the options and restricted performance stock generally fully vest on a “Change in Control” (as defined in Mr. DeFeo’s employment agreement), but only to the extent that they have not otherwise been terminated, forfeited or vested.

The employment agreement provides Mr. DeFeo with a one-time award of unrestricted shares of Company common stock if a Change in Control occurs on or prior to December 29, 2007. The award would represent 1% of the outstanding Company common stock on the date of grant and would be granted immediately prior to the Change in Control. Mr. DeFeo must be employed on the date of the Change in Control to receive the stock award.

Mr. DeFeo received a one-time payment of $200,000 in October 2004 to cover expenses associated with the wind-down of Mr. DeFeo’s previous business office. The employment agreement also provides that Mr. DeFeo is entitled to a gross-up payment to make him whole, on an after-tax basis, if any excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, are imposed on any payment by the Company to or for the benefit of Mr. DeFeo. However, if the aggregate value of amounts payable to Mr. DeFeo does not exceed 105% of the greatest amount that could be paid to Mr. DeFeo without triggering the excise tax, then no gross-up payment will be made to Mr. DeFeo and the payments to be made to Mr. DeFeo will be reduced accordingly.

If Mr. DeFeo’s employment is terminated by the Company without “Cause” (as defined in the employment agreement) or by Mr. DeFeo for Good Reason, then Mr. DeFeo is entitled to receive: (i) a prorated annual cash bonus determined at 100% target; (ii) any excess bonus carried over from a previous fiscal year, provided that Company performance for the fiscal year of termination is at least 90% of Company performance for the prior fiscal year (the “Severance Excess Bonus”); (iii) continued medical and dental coverage for 18 months after termination or, if earlier, until Mr. DeFeo is eligible for comparable benefits from any other source; and, (iv) an amount, payable over the 18-month period following the termination, equal to (a) 18 months of Mr. DeFeo’s base salary, plus (b) the product of 1.5 and Mr. DeFeo’s Average Bonus (as defined below). If Mr. DeFeo’s employment is terminated by the Company without Cause or by Mr. DeFeo for Good Reason within one year following a Change in Control, in lieu of receiving the amounts set forth in clause (iv) above, Mr. DeFeo is entitled to receive a lump sum payment equal to the sum of (a) 36 months of his base salary and (b) the product of three and the Average Bonus. The Average Bonus shall be (i) for a termination in fiscal year 2004, zero; (ii) for a termination in fiscal year 2005, the target bonus for such year; (iii) for a termination in fiscal year 2006, the bonus actually paid to Mr. DeFeo for fiscal year 2005; and, (iv) for a termination during a fiscal year subsequent to fiscal year 2006, the average of the bonuses paid to Mr. DeFeo in the two fiscal years preceding termination. All amounts payable to Mr. DeFeo in connection with his termination of employment are conditional upon the parties’ execution of a release of claims.

If Mr. DeFeo’s employment is terminated due to death or disability, he, or his estate, as applicable, is generally entitled to a prorated cash bonus determined at 100% of target, the Severance Excess Bonus, and to the base salary through the end of the month in which the termination occurs.

During Mr. DeFeo’s employment and for 18 months thereafter, Mr. DeFeo is subject to restrictions on competition, solicitation of Company employees, customers, suppliers, licensees and interfering with the business of the Company.

Mr. Gallagher

In connection with Mr. Gallagher’s retirement in 2004, the Company entered into a Retirement Agreement with Mr. Gallagher dated June 22, 2004. Under this agreement, Mr. Gallagher agreed to remain an executive employee of the Company through the earlier of the date the Company secured a new Chief Executive Officer or December 15, 2004. Mr. Gallagher ceased being the Chief Executive Officer on

October 2, 2004. The agreement provided that Mr. Gallagher continued to receive his base salary through December 15, 2004. In addition, he received an incentive bonus of $1,963,500 for 2004 based on the Company’s attainment of pre-established targets. The agreement also provided Mr. Gallagher with a compensation package, in consideration for his non-compete and non-solicitation agreements as described herein, of $7,590,000, (equal to three times his base salary and annual incentive bonus). One-third of this payment was paid in October 2004 and the remaining two-thirds will be paid ratably over 24 months beginning in January 2005. Mr. Gallagher is also entitled to continued medical, dental, life and similar welfare benefits for himself and his dependents through his and his spouse’s death.

Through April 28, 2006, the Company continues to provide Mr. Gallagher with a car. Under the agreement, all of Mr. Gallagher’s outstanding options were cancelled and he executed a general release in favor of the Company. Finally, the agreement binds Mr. Gallagher to five-year non-competition and non-solicitation restrictions in respect of the Company’s principal businesses (tampons, infant feeding and sun protection products).

Other Named Executives

Each of our other Named Executive Officers has an agreement with respect to termination of employment. In the event the other Named Executive Officers are terminated without cause prior to a Change of Control (as defined in the respective agreements), they are entitled to receive one year’s salary and bonus. In the event employment is terminated within three years following a Change of Control, each other Named Executive Officer would receive one year’s salary, bonus and fringe benefits. Additionally, in the event of a Change of Control, each other Named Executive Officer is entitled to receive a one-time payment equal to his or her highest annual bonus received in the last three fiscal years, whether or not employment is terminated.

Compensation Committee Interlocks and Insider Participation

None.

SECURITY OWNERSHIP

Management

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 24, 2005 by (i) each director, (ii) each of our executive officers named in the Summary Compensation table below and (iii) all our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned And Nature of Beneficial Ownership[1]		Percent
Robert B. Haas	17,084,037	[2]	27.9%
Neil P. DeFeo	16,200		*
Michael R. Gallagher	—		—
Glenn A. Forbes	—		*
Michael R. Eisenson	2,915,963	[3]	4.8%
James S. Cook	328,334		*
John D. Leahy	247,190		*
Richard G. Powers	268,334		*
R. Jeffrey Harris	13,567		*
C. Ann Merrifield	35,000		*
Susan R. Nowakowski	12,067		*
Herbert M. Baum	—		—
Ronald B. Gordon	—		—
Todd D. Robichaux	—		—
Douglas D. Wheat	—		—
Partnerships managed by Haas Wheat & Partners, L.P.	17,084,037	[2]	27.9%
All current directors, as of March 24, 2005, and named executive officers as a group (15 persons)	20,920,692		34.1%

*	Indicates less than one percent.

1	Based on filings as of March 24, 2005, under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise indicated, we believe that each person listed has sole voting and dispositive power over all shares of Common Stock listed in the table. Includes shares that may be acquired upon the exercise of stock options granted by us that are exercisable within 60 days of March 24, 2005. The shares beneficially owned include 238,334; 247,190; 268,334; 12,067; 25,000 and 12,067 shares subject to currently vested options, without regard to conversion price, granted to Messrs. Cook, Leahy, Powers, Harris, Ms. Merrifield and Ms. Nowakowski, respectively, and 802,992 shares subject to currently exercisable options granted to all current directors and named executive officers as a group.

2	Includes 8,055,555 shares (approximately 13.2% of the outstanding shares) owned by HWH Capital Partners, L.P. and 9,028,482 shares (approximately 14.7% of the outstanding shares) owned by HWH Valentine Partners, L.P. The address of each of the foregoing partnerships is c/o Haas Wheat & Partners, L.P., 300 Crescent Court, Suite 1700, Dallas, Texas 75201. The sole general partner of each of such partnerships is a limited partnership and the sole general partner of each of such limited partnerships is a corporation controlled by Mr. Haas. By virtue of his control of such corporations, Mr. Haas has sole voting and dispositive power over 17,084,037 shares.

3	Represents shares owned by Surplus Valentine, LLC., of which Charlesbank Equity Fund II, L.P. is the Managing Member. Mr. Eisenson is a Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC, which is the successor to Harvard Private Capital Group, the investment advisor for Charlesbank Equity Fund II, L.P. While Mr. Eisenson has shared voting and dispositive power over the shares, he disclaims beneficial ownership of such shares. The address of Charlesbank Equity Fund II, L.P. and Mr. Eisenson is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 24, 2005 by each shareholder we believe to own beneficially more than five percent of our outstanding Common Stock (except for Haas Wheat & Partners. L.P.).

Name of Beneficial Owner	Number of Shares Beneficially Owned And Nature of Beneficial Ownership	Percent
Lord Abbett & Co	5,349,212[1]	8.7%
Brandes Investment Partners, LP	3,666,625[2]	6.0%
State Street Research & Management Co	3,089,520[3]	5.0%

1	Lord Abbett & Co. LLC is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act and is considered to be the “beneficial owner” of an aggregate of 5,349,212 shares of Common Stock. Information contained in a Schedule 13G filed with the SEC, by Lord Abbett & Co. LLC indicates that such shares were acquired solely for investment purposes. We have not attempted to verify independently any of the information contained in the Schedule 13G. The address of Lord Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.

2	Brandes Investment Partners, L.P. is an investment advisor registered under the Investment Advisors Act of 1940 and reports ownership of an aggregate of 3,666,625 shares of Common Stock (approximately 6.0% of the outstanding shares). These shares may be deemed to be owned indirectly by the following parties: Brandes Investment Partners, L.P.; Brandes Investment Partners, Inc.; Brandes Worldwide Holdings, L.P.; Charles H. Brandes; Glenn R. Carlson; and Jeffrey A. Busby. Information contained in a Schedule 13G filed with the SEC, by Brandes Investment Partners, L.P. indicates that such shares were acquired solely for investment purposes. We have not attempted to verify independently any of the information contained in the Schedule 13G. The address of Brandes Investment Partners, LP is 11988 El Camino Real, Suite 500, San Diego, CA 92130.

3	State Street Research & Management Co. is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act and is considered to be the “beneficial owner” of an aggregate of 3,089,520 shares of Common Stock. Information contained in a Schedule 13G filed with the SEC, by State Street Research & Management Co. indicates that such shares were acquired solely for investment purposes. We have not attempted to verify independently any of the information contained in the Schedule 13G. The address of State Street Research & Management Co. is One Financial Center, 31st Floor, Boston, MA 02111-2690.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers, directors and persons who own more than 10 percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These Reporting Persons are required by SEC regulation to give us copies of all Forms 3, 4 and 5 they file with the Commission and the NYSE.

Based on our review of the forms and the written representations we received from certain Reporting Persons, we believe that all of our Reporting Persons complied with their filing requirements applicable to them with respect to transactions in our Common Stock during fiscal year 2004.

PERFORMANCE GRAPH

The following graph compares the performance of our Common Stock to the performance of the Standard & Poor’s Stock MidCap 400 Index (“S&P MidCap 400”) and a weighted composite index of certain peer companies (the “Peer Index”) selected by us, on a fiscal year basis for the period beginning on December 26, 1999 through December 25, 2004 (the “Performance Period”). The comparison assumes $100.00 was invested on December 26, 1999 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The total return for our Common Stock was a loss of 50.3% during the Performance Period as compared with a total return during the same period for the Peer Index of 32.1% and for the S&P MidCap 400 of 50.6%. The comparisons in the chart below are provided in response to Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of our Common Stock.

The Peer Index is comprised of the following companies: Alberto-Culver Company, Church & Dwight Co., Inc., Newell Rubbermaid, Inc., Chattem, Inc. and Helen of Troy Limited. The returns for each issuer within the Peer Index have been weighted according to the issuer’s respective stock market capitalization at the beginning of the period presented. We selected the issuers that comprise the Peer Index on the basis that each had lines of business and/or stock market capitalization comparable to ours.

AUDIT COMMITTEE REPORT

In accordance with its charter, the Audit Committee assists the Board of Directors in carrying out its oversight of:

•	the integrity of the relevant financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of the Company’s internal audit functions and independent registered public accountants.

The Audit Committee is subject to the audit committee independence requirements under the corporate governance standards of the NYSE and relevant SEC rules. The Audit Committee currently consists of three independent (as defined by the listing standards of the NYSE currently in effect) non-employee directors. The Board of Directors has determined that Michael R. Eisenson is both “independent” as independence for audit committee members is defined in the NYSE listing standards and an “audit committee financial expert,” as defined by SEC rules.

Management has primary responsibility for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. The Company’s independent registered public accountants are responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing the financial reporting process, the preparation of consolidated financial statements and for supervising the relationship between the Company and its independent registered public accountants, as well as reviewing the Company’s systems of internal controls and compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has met and held discussions with management of the Company and independent registered public accountants. In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

In addition, the Committee performed the following activities:

(i)	Reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 25, 2004 with management and the independent registered public accountants;

(ii)	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented; and

(iii)	Received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG LLP the firm’s independence.

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KPMG LLP.

Based upon the Audit Committee’s discussions with management and the independent registered public accountants and the Committee’s review of the representations of management and the report of the independent registered public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 25, 2004 filed with the Commission.

March 24, 2005

The Audit Committee:

C. Ann Merrifield
Michael R. Eisenson
R. Jeffrey Harris

Fees of Independent Registered Public Accounting Firm

KPMG LLP served as our independent registered public accountants for fiscal 2004 and 2003. The following table presents the audit fees billed for and related to audit, tax and all other fees billed in each fiscal year.

	2004	2003
Audit fees[1]	$1,792,500	$495,000
Audit related fees[2]	—	55,000
Tax fees[3]	80,500	139,080
Other fees[4]	500	1,080
Total fees	$1,873,500	$690,160

1	Audit fees include fees for the audit of our consolidated financial statements, including the audit of management’s assessment of internal controls over financial reporting as part of compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which was effective in 2004, interim reviews of our quarterly financial statements, audit services provided in connection with required statutory audits of certain of our subsidiaries and branch offices, consents and other services related to SEC matters.

2	Audit related services represents agreed upon procedures performed as required as part of our Receivables Facility.

3	Tax fees consist of fees for tax consultation and tax compliance services.

4	Other fees for fiscal 2004 represents miscellaneous charges not included in any other category.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.

Under the policy, pre-approval is generally provided for work associated with due-diligence for potential acquisitions or disposals, attest services not required by statute or regulation, statutory or other financial audit services for non-U.S. subsidiaries, tax compliance and tax planning, internal control reviews and assistance with internal control reporting requirements.

All fees were pre-approved in accordance with the Audit Committee pre-approval policy. The Audit Committee considered and concluded that the provision of those services by KPMG LLP was compatible with the maintenance of the independent registered public accountants’ independence in conducting auditing functions.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The public accounting firm of KPMG LLP has audited our financial statements since 1986 and the Audit Committee of our Board of Directors has selected to utilize their services again for the fiscal year ending December 31, 2005. A resolution will be presented to the meeting to ratify the appointment of KPMG LLP as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2005, and to perform other appropriate accounting services. Representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions asked by shareholders.

If our shareholders do not ratify the selection of KPMG LLP by a favorable vote of a majority of our Common Stock present in person or by proxy at the Annual Meeting, the Audit Committee of the Board of Directors will reconsider the selection of independent accountants. In determining whether this item has received the required number of favorable votes, abstentions and broker non-votes will have the same effect as votes against ratification.

Our Board of Directors recommends you vote FOR ratification of the selection of KPMG LLP.

PROPOSAL 3 — APPROVAL OF PLAYTEX PRODUCTS, INC.

INCENTIVE BONUS PLAN

General. Our Board of Directors has adopted, and in this proposal is requesting shareholder approval of the material terms of the Playtex Products, Inc. Incentive Bonus Plan (the “Incentive Bonus Plan”) (see Appendix A). The purpose of the Incentive Bonus Plan is to establish a program of incentive compensation for designated employees that is directly related to our performance and to ensure that bonus payments made to certain of our key executive employees will be tax deductible.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Incentive Bonus Plan is intended to satisfy the performance based exception to Section 162(m) of the Code with respect to bonuses awarded to our chief executive officer and the four other officers whose compensation is disclosed in our proxy statement.

The material features of the Incentive Bonus Plan are summarized below, which summary is qualified in its entirety by the actual text of the Incentive Bonus Plan. Approval of the Incentive Bonus Plan requires the affirmative vote of the majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote.

Purpose. The purpose of the Incentive Bonus Plan is to establish a program of incentive compensation for certain of our executive officers and key employees and the executive officers and key employees of our subsidiaries and affiliates that are directly related to our performance results.

Administration. The Incentive Bonus Plan will be administered by our Compensation and Stock Option Committee (the “Committee”) which is selected by our Board of Directors and is composed of two or more members of our Board of Directors. The Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Incentive Bonus Plan, including authority to determine eligibility for participation, establish the maximum award which may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s level of attainment of such goals, and calculate the bonus award for each participant based upon such level of attainment. Except as otherwise specifically limited in the Incentive Bonus Plan, the Committee has full power and authority to construe, interpret, and administer the Plan.

Effective Date. The Incentive Bonus Plan is effective as of December 20, 2004 subject to approval of the shareholders, as requested herein.

Eligibility. The Incentive Bonus Plan provides that the Committee will designate for each “Performance Period” (which is the period during which performance is measured to determine the level of attainment of an award) those of our executive officers and key employees and the executive officers and key employees of our subsidiaries or affiliates who will be eligible for bonus awards. The Performance Period may be one or more of our fiscal years. Our fiscal year is currently the annual period ending on the last Saturday in December.

Bonus Awards and Performance Goals. The Committee will establish for each Performance Period a maximum award (and, if the Committee so determines, a target and/or threshold award) and performance goals relating to the Company’s or its subsidiary, divisional, departmental and/or functional performance for each participant and communicate those performance goals to each participant prior to or during the applicable performance period. Participants will earn bonus awards only upon the attainment of the applicable performance goals during the applicable Performance Period, as and to the extent established by the Committee.

The performance goals will be based on attainment of specific levels of performance by us (or of a subsidiary, division, department or function) with reference to one or more of the following criteria:

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	basic or diluted earnings per share (before or after taxes);

•	market share;

•	net operating profit (before or after taxes);

•	net earnings or net income (before or after taxes);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	margins;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	sales (net or gross) or product volume growth;

•	productivity improvement and productivity ratios;

•	costs, expenses or expense targets;

•	market value;

•	book value;

•	gross or operating margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added; and

•	inventory turns.

If the Committee determines that (i) a change in our business, including, without limitation, the manner in which we conduct our business, operations, corporate structure or capital structure, including, without limitation, any recapitalization, reorganization, merger, consolidation, combination, exchange, other relevant change in capitalization, extraordinary non-recurring event, acquisition or other corporate change, or (ii) any other event or circumstance render any of the above criteria to be unsuitable, the Committee may modify such criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. However, no such modification shall be made if the effect would be to cause a bonus award, which is designed to qualify for the performance-based compensation exception to Section 162(m) of the Code, to fail to qualify for that exception.

Payment. As soon as practicable following the end of the applicable Performance Period, the Committee will certify the attainment of the performance goals and will calculate the bonus award, if any, payable to each participant. Bonus awards will be paid in a lump sum cash payment as soon as practicable following the determination of the amount, but in no event later than two and one half months following the close of our taxable year in which the last day of the Performance Period occurs. The Committee retains the right to reduce any bonus award, in its discretion. The maximum amount payable to a participant with respect to an annual bonus award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code is $5 million.

Termination of Employment. Subject to limited exceptions, a participant is only entitled to receive payment of his bonus award if he is employed on the date payment is to be made. However, the Incentive Bonus Plan generally provides for pro ration of the payment with respect to bonus awards on account of death and certain leaves of absences.

Amendment to the Incentive Bonus Plan. The Committee may amend, suspend or terminate the Incentive Bonus Plan at any time; provided that no amendment may be made without the approval of our shareholders if the effect of such amendment would be to cause outstanding or pending bonus awards, that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, to cease to qualify for such exception.

New Plan Benefits. Because amounts payable under the Incentive Bonus Plan are based on satisfaction of certain performance goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any will be received by any participants with respect to the 2005 fiscal year under the Incentive Bonus Plan. Please see “Executive Compensation-Employment Agreements” for a description of the annual bonuses which Messrs. DeFeo may earn under the Incentive Bonus Plan, subject to shareholder approval of the Playtex Products, Inc. Incentive Bonus Plan.

Our Board of Directors recommends you vote FOR the approval of the Playtex Products, Inc. Incentive Bonus Plan.

PROPOSAL 4 — APPROVAL OF PLAYTEX PRODUCTS, INC.

STOCK AWARD PLAN

Our Board of Directors has approved and adopted the Playtex Products, Inc. Stock Award Plan (the “Stock Award Plan”) as of October 2, 2004, subject to shareholder approval (see Appendix B). The purpose of the Plan is to attract able persons to enter and remain in our employ and to provide a means whereby our employees, directors and consultants can acquire and maintain common stock ownership, or receive incentive compensation based upon the value of our common stock, thereby strengthening their commitment to our welfare and promoting an identity of interest between shareholders and these persons.

The material features of the Stock Award Plan are summarized below, which summary is qualified in its entirety by the actual text of the Stock Award Plan. Approval of the Plan requires the affirmative vote of the majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote.

Administration. The Stock Award Plan provides that it will be administered by our Board of Directors or a committee selected by our Board of Directors. It is anticipated that our Compensation and Stock Option Committee (the “Committee”) will administer the Plan. The Committee will have the authority to, among other things, designate participants, determine the types of awards to be granted to participants, determine the number of shares of Common Stock to be covered by the awards, determine the terms and conditions of any awards and whether the awards may be settled or exercised in cash or stock. In addition, the Committee will have the full discretion to administer and interpret the Stock Award Plan and to adopt rules, regulations and procedures as it deems necessary or advisable.

Eligibility. Any of our employees, directors, officers or consultants, or any of the employees, directors, officers or consultants of our subsidiaries or affiliates will be eligible for awards in the Stock Award Plan. The Committee has the authority to determine who will be granted an award under the Stock Award Plan.

Number of Shares Authorized. The number of shares of Common Stock available for award under the Plan is 4,000,000. No participant may be granted options or stock appreciation rights with respect to more than 2,500,000 shares of Common Stock in any one year. No more than 2,500,000 shares of Common Stock may be granted under the Stock Award Plan with respect to any performance compensation award in any one year. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such an award will again be available for future grant. If there is any change in corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Stock Award Plan, the number of shares covered by awards then outstanding under the Stock Award Plan, the share limitations on annual and performance awards under the Stock Award Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

Duration. The Stock Award Plan will expire on October 2, 2014, and no further awards may be granted under the Plan after that date, however, the administration of the Plan will continue until all matters relating to outstanding awards have been settled.

Awards Available for Grant. The Committee may grant awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards or performance compensation awards, or any combination of the foregoing.

Options. An option granted under our the Stock Award Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of Common Stock at the price specified in the award agreement. Options granted under the Stock Award Plan will be subject to the terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the Plan, as are determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan is ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). The Committee has the authority to accelerate the exercisability of an option at any time.

The price per share of Common Stock paid by the participant is determined by the Committee at the time of grant but must be no less than 100 percent of the fair market value of one share of Common Stock on the date the option is granted (or no less than 110% of fair market value in the case of an incentive stock option granted to an employee who is a 10% shareholder). Payment of the exercise price may be made in cash or by check, by surrender of unrestricted shares that have been held by the participant for at least six months and have been purchased on the open market, or the Committee may, in its discretion, allow payment to be made through a broker-assisted cashless exercise mechanism, by delivery of other property or by such other method as the Committee may determine.

SARs. A Stock Appreciation Right (“SAR”) is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of the foregoing, the appreciation, if any, in the value of a share of Common Stock over a certain period of time. An option granted under the Stock Award Plan may include SARs. The Committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option become exercisable, transferable and expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs shall become exercisable, transferable and expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Committee and reflected in the applicable award agreement.

Restricted Stock. An award of restricted stock is a grant of shares of Common Stock for which the participant may be required to pay a purchase price determined by the Committee. The restricted stock is subject to limitations on transfer and disposition during a restricted period provided in the applicable award agreement. The grant or the vesting of restricted stock may be conditioned upon service or the attainment of performance goals or other factors, as determined in the discretion of the Committee.

Restricted Stock Units. A restricted stock unit is a hypothetical investment with a value equal to the fair market value of one share of Common Stock. Upon vesting, a restricted stock unit generally gives the participant the opportunity to receive either a share of Common Stock, or the cash equivalent thereof. The period prior to vesting of a restricted stock unit is called the restricted period. The Committee shall establish the terms, conditions and restrictions applicable to each award of restricted stock units, including the time or times at which restricted stock units shall be granted or vested and number of units to be covered by each award. Each restricted stock unit (representing one share of Common Stock) awarded to a participant may be credited with an amount equal to the cash dividends paid by us in respect of one share of Common Stock (“dividend equivalents”). At the discretion of the Committee, dividend equivalents may either be paid currently to the participant or withheld by us for the participant’s account.

Stock Bonus Awards. The Committee may also grant awards of unrestricted shares of Common Stock, either alone or in tandem with other awards, under such terms and conditions as the Committee in its sole discretion may decide. A stock bonus award may be granted as, or in payment of, a bonus, or to provide special incentives or recognize special achievements or contributions of a participant.

Performance Criteria. The Committee may condition the vesting of any award granted under the Stock Award Plan on the satisfaction of certain performance goals. These types of awards are typically referred to as performance compensation awards. To the extent an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance goals shall be established by the Committee with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more affiliates, divisions or operations of the Company:

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	basic or diluted earnings per share (before or after taxes);

•	market share;

•	net operating profit (before or after taxes);

•	net earnings or net income (before or after taxes);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	margins;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	sales (net or gross) or product volume growth;

•	productivity improvement and productivity ratios;

•	costs, expenses or expense targets;

•	market value;

•	book value;

•	gross or operating margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added; and

•	inventory turns.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. However, the Committee may, in its discretion, provide that awards granted under the Stock Award Plan may be transferred by a participant without consideration to certain permitted transferees (as defined in the Stock Award Plan, generally includes family members and other related entities), pursuant to the terms of the Stock Award Plan and subject to rules that the Committee may adopt to preserve the purposes of the Stock Award Plan.

Amendment. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Stock Award Plan or any portion thereof at any time, however, no such action may be taken without shareholder approval if such approval is necessary to comply with the law or any regulatory requirement.

Federal Income Tax Consequences. The following is a general summary of the material federal income tax consequences of the grant and exercise of awards under the Stock Award Plan and the disposition of shares purchased pursuant to the exercise of awards and it is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder (“the Code”). This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying shares over the option exercise price at the time of exercise. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. The participant’s tax basis in the underlying shares acquired through the exercise of a non-qualified stock option will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the shares of Common Stock received by the participant upon exercise of the non-qualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for the shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of the option.

For options that are intended to be incentive stock options, the Code requires that shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of prior to the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the shares of Common Stock before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed by us for federal income tax purposes in connection with the grant or exercise of an incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares of Common Stock acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of initial exercise or the amount realized on the subsequent disposition of the shares. That amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR a participant who receives a cash payment will have taxable compensation equal to the full amount of such payment. If the participant receives shares upon the exercise of a SAR, the participant will have ordinary taxable income equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for such shares. The amount of taxable compensation to the participant will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any (special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units. In general, a participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Stock Bonus Awards. A participant who is granted a stock bonus award of shares of Common Stock which are transferable or are not subject to a substantial risk of forfeiture will recognize ordinary taxable income equal to the difference between the fair market value of the shares on the date of grant over the amount, if any, the participant paid for such shares. The participant will have a tax basis in the shares equal to the amount the participant paid for such shares, if any, plus the amount taxable as compensation to the participant. Upon the sale of the shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Stock Award Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Stock Award Plan is designed to permit certain awards of restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits. Because awards to be granted in the future under the Stock Award Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts received under the Stock Award Plan by our directors, officers, employees or service providers. However, in connection with and as an inducement to join us, the following awards of restricted stock have been granted, subject to shareholder approval of the Plan, through March 24, 2005. In the event the shareholders do not approve the Plan, these awards will be null and void. To date, Mr. DeFeo (CEO) has been granted 612,568 restricted performance stock awards. In addition, as of March 24, 2005, three other employees have been granted an aggregate of 210,000 restricted performance stock awards. No other directors, officers, employees or service providers have been granted awards under the Stock Award Plan.

Our Board of Directors recommends you vote FOR the approval of the Playtex Products, Inc. Stock Award Plan.

OTHER MATTERS

Our Board of Directors and our management know of no other matters to be brought before the Annual Meeting. If other matters should arise at the Annual Meeting, shares of our Common Stock represented by proxies will be voted at the discretion of the proxy holder.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR 2006 ANNUAL MEETING

If you intend to present a proposal (other than with respect to the election of directors) at the 2006 Annual Meeting and want your proposal to be included in the proxy statement for that meeting, you must submit your proposal in writing to the Secretary of the Company, at our address listed on the first page of this proxy statement. The proposal must be received on or before December 16, 2005, or, if the 2006 Annual Meeting is changed by more than thirty (30) calendar days from May 15, your proposal must be received a reasonable time before the solicitation is made.

In addition, the form of proxy issued with our 2006 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at the 2006 Annual Meeting and which is not included in our proxy statement. However, under the rules of the SEC, such discretionary authority may not be exercised if the shareholder proponent has given the Secretary of the Company notice of such proposal prior to March 1, 2006 and certain other conditions provided for in the SEC’s rules have been satisfied.

In addition, if you intend to nominate any person for election as a director at the 2006 Annual Meeting you must make your nomination by written notice given by or on behalf of a shareholder of record (the “Notice of Nomination”). The Notice of Nomination must be received at our principal executive office, addressed to the attention of the Secretary, no later than 10 days after the first date of public disclosure by us of the date of the Annual Meeting or special meeting of shareholders. Public disclosure shall be deemed to be first made when disclosure of the date of the Annual Meeting or special meeting of shareholders is first made in a press release or in a document publicly filed by us with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act. The Notice of Nomination shall detail: (i) your name and address, assuming you are the person proposing to make nominations; (ii) the class and number of shares of capital stock held of record by you, held beneficially and represented by proxy as of the record date for the meeting and as of the date of your Notice of Nomination; (iii) all information regarding each shareholder nominee that would be required to be listed in a definitive proxy statement filed with the Commission pursuant to Section 14 of the Exchange Act, and the written consent of each shareholder nominee to serve if elected; and, (iv) all other information that would be required to be filed with the SEC if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a shareholder nominee was not made in accordance with the proper procedures and, if so determined, shall declare to the meeting that the defective nomination shall be disregarded.

April 8, 2005

By Order of the Board of Directors

Paul E. Yestrumskas
Vice President, General Counsel and Secretary

APPENDIX A

PLAYTEX PRODUCTS, INC.
INCENTIVE BONUS PLAN
(Effective as of December 20, 2004)

1.	Purpose

The purpose of the Plan is to establish a program of incentive compensation for designated employees, including, without limitation, officers and executives, of the Company and its subsidiaries, affiliates and divisions that is directly related to the performance results of the Company and, in the discretion of the Committee, individual Participant performance.

2.	Definitions

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles 9 and 10.

“162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article 8.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means (i) the Board, or (ii) such other committee selected by the Board to administer the Plan, which committee may be the Compensation Committee, provided, that, with respect to the award to any “covered employee,” within the meaning of Section 162(m) of the Code, of a 162(m) Bonus Award, such committee shall be a committee of the Board composed of not less than two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code. The Board may designate a single committee to administer the Plan with respect to all employees or different committees to administer the Plan with respect to any individual employee or specified group of employees; provided, that, the Board reserves to itself the right to administer the Plan with respect to all employees or any individual employee or specified group of employees. If at any time a committee has not been designated by the Board to administer the Plan, the Compensation Committee shall constitute the Committee, or if there shall be no Compensation Committee, the Board shall constitute the Committee. If at any time the Compensation Committee has been designated by the Board to administer the Plan with respect to all employees or with respect to any individual employee or any specified group of employees, the Compensation Committee may designate one or more members of management to administer the Plan with respect to such employee or employees, subject to the Board’s right, described above, to administer the Plan with respect to any employee or employees provided, that in no event will such delegation be applicable with respect to any Bonus Award to any “covered employee” within the meaning of Section 162(m) of the Code. The term “Committee” used herein shall refer to the Board, the Compensation Committee or any other committee appointed by the Board or the Compensation Committee to administer the Plan.

“Company” means Playtex Products, Inc., a Delaware corporation, and any successor thereto.

“Compensation Committee” means the Compensation and Stock Option Committee of the Board.

“Designated Beneficiary” means the beneficiary or beneficiaries designated by a Participant under any life insurance plan, policy or arrangement sponsored or maintained by the Company and such beneficiary or beneficiaries shall be entitled to receive the amount, if any, payable under the Plan following the Participant’s death. In the event no Designated Beneficiary is living at the time of the Participant’s death, the Participant’s estate shall be deemed his or her Designated Beneficiary.

“Leave of Absence” means a Participant’s absence from employment with the Company and its affiliates and subsidiaries on account of military service or mobilization or other authorized absence, including, but not limited to, short-term disability, pregnancy, parental leave, or long-term disability.

“Participant” means any employee, including, without limitation any officer or executive, of the Company or its subsidiaries or affiliates who is designated by the Committee to participate in the Plan.

“Performance Criteria” means objective performance criterion or criteria established by the Committee for purposes of establishing performance goals with respect to 162(m) Bonus Awards. The Performance Criteria that will be used to establish the performance goals shall be based on the attainment of specific levels of performance of the Company or of a subsidiary, affiliate, division, department or function within the Company, subsidiary or affiliate in which the Participant is employed and shall be limited to the following:

(i)	earnings before or after taxes, interest, depreciation and/or amortization;

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	market share;

(iv)	net operating profit (before or after taxes);

(v)	net earnings or net income (before or after taxes);

(vi)	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

(vii)	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

(viii)	net revenue or net revenue growth;

(ix)	gross profit or gross profit growth;

(x)	margins;

(xi)	share price (including, but not limited to, growth measures and total shareholder return);

(xii)	sales (net or gross) or product volume growth;

(xiii)	productivity improvement and productivity ratios;

(xiv)	costs, expenses or expense targets;

(xv)	market value;

(xvi)	book value;

(xvii)	gross or operating margins;

(xviii)	operating efficiency;

(xix)	objective measures of customer satisfaction;

(xx)	working capital targets;

(xxi)	measures of economic value added; and

(xxii)	inventory turns.

Any one or more of the Performance Criteria may be used to measure the performance of the Company, a subsidiary, affiliate, division, department or function within the Company, subsidiary or affiliate.

Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria. To the extent that any of the Performance Criteria for a particular Performance Period includes a metric that is earnings-based, the Committee may determine that, in measuring performance against such metric, current amounts payable for any Company bonus program, including any Bonus Award for which performance is being measured shall be deducted prior to determining if the metric and/or Performance Criteria has been attained.

If the Committee determines that (i) a change in the Company’s (a) business, including, without limitation, the manner in which it conducts its business, (b) operations, (c) corporate structure or (d) capital structure, including, without limitation, any recapitalization, reorganization, merger, consolidation, combination, exchange, other relevant change in capitalization, extraordinary non-recurring event, acquisition or other corporate change, or (ii) any other event or circumstance render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which period may be one or more than one fiscal year of the Company.

“Plan” means the Playtex Products, Inc. Incentive Bonus Plan.

3.	Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from among those employees, including, without limitation, officers and executives, of the Company and its subsidiaries whose efforts contribute to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

4.	Administration

The Plan shall be administered by the Committee and may be administered by different bodies with respect to different groups of employees. The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article 15. The Committee may at any time adopt such rules, regulations, policies or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend or terminate such rules, regulations, policies or practices.

5.	Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will (a) establish (i) the Performance Period for each Bonus Award, and (ii) for each Performance Period, (A) a maximum award (and, if the Committee deems appropriate, a threshold and target award) and (B) goals relating to Company, subsidiary, divisional and departmental performance, and, in the discretion of the Committee, individual performance of the Participant and (b) communicate such award levels and goals to each Participant prior to or during the Performance Period for which such Bonus Award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided, that, unless otherwise provided in any individual written agreement between the Company and a Participant, the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the amount of the Bonus Award, if any, to be paid to each Participant.

6.	Payment of Bonus Awards

Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period, but in no event later than two and one-half months following the close of the Company’s taxable year in which the last day of the Performance Period occurs (the “Payment Date”). Payment of Bonus Awards shall be made in the form of cash.

7.	162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan to a “covered employee” within the meaning of Section 162(m) of the Code, shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

(a)  No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

(b)  A 162(m) Bonus Award may be made only by a committee of the Board which is comprised solely of not less than two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(c)  The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) amount of any award payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code. Accordingly, such performance goals and the maximum target and/or threshold (as applicable) amount of a 162(m) Bonus Award must be established by the Committee no later than 90 days after the commencement of the Performance Period and in no event after 25% of the Performance Period has elapsed.

(d)  No 162(m) Bonus Award may be paid until the Committee has certified in writing the level of attainment of the applicable Performance Criteria.

(e)  The maximum amount of a 162(m) Bonus Award is $5 million to a single Participant.

8.	Termination of Employment

(a)  General. Unless otherwise provided by applicable law or in an individual written agreement between the Participant and the Company or a subsidiary or affiliate of the Company for whom such Participant performs services, a Participant shall be eligible to receive payment with respect to a Bonus Award earned with respect to a Performance Period only if he or she is employed by the Company or an affiliate or subsidiary of the Company both on the last day of the Performance Period and on the Payment Date; provided, however, that if a Participant dies after the last day of the Performance Period but prior to the Payment Date, his or her Designated Beneficiary shall be entitled to receive payment with respect to such Bonus Award on the Payment Date.

(b)  Leave of Absence During the Performance Period. Notwithstanding Section 8(a). hereof, if a Participant is on a Leave of Absence on the last day of the Performance Period, and such Leave of Absence commenced after fifty percent (50%) of the Performance Period had elapsed, unless otherwise provided by (x) applicable law or (y) an individual written agreement between the Participant and the Company or an affiliate or subsidiary of the Company for whom such Participant performs services, the Participant shall be entitled to receive a portion of his or her Bonus Award with respect to the Performance Period in which such Leave of Absence commenced determined by multiplying the Bonus Award which such Participant would have received had he or she been employed on the last day of the Performance Period by a fraction the numerator of which shall be the number of days in the Performance Period remaining as of the date such Leave of Absence commenced and the denominator of which shall be the total number of days in the applicable Performance Period; and such prorated amount shall be paid on the Payment Date.

(c)  Death During the Performance Period. Notwithstanding Section 8(a). hereof, if a Participant dies after fifty percent (50%) of the Performance Period has elapsed but prior to the last day of the Performance Period, unless otherwise provided by (x) applicable law or (y) an individual written agreement between the Participant and the Company or an affiliate or subsidiary of the Company for whom such Participant performed services, the Participant’s Designated Beneficiary shall be entitled to receive a portion of such Participant’s Bonus Award with respect to the Performance Period in which such Participant died determined by multiplying the Bonus Award which such Participant would have received had he or she been employed on the last day of the Performance Period by a fraction the numerator of which shall be the number of days in the Performance Period remaining as of the date of his or her death and the denominator of which shall be the total number of days in the applicable Performance Period; and such prorated amount shall be paid on the Payment Date.

9.	Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

10.	Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

11.	No Claim of Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

12.	Taxes

The Company or any subsidiary of the Company shall have the right, and is hereby authorized, to withhold from any amounts paid under the Plan the amount of any federal, state, local and other taxes required by law to be withheld with respect to such payments.

13.	Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefore.

14.	No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

15.	Termination or Amendment of the Plan

The Board or the Committee may amend, suspend or terminate the Plan at any time; provided, that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

16.	Unfunded Plan

Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.	Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws.

18.	Effective Date

The effective date of the Plan is December 20, 2004.

As Adopted by the Board of Directors
of Playtex Products, Inc.
at a Meeting Held on December 20, 2004

APPENDIX B

PLAYTEX PRODUCTS, INC.
STOCK AWARD PLAN
(Effective as of October 2, 2004)

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between shareholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Performance Compensation Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

“Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean the first to occur of any of the following: (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the voting stock of the Company, (B) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group, or (C) a change in the composition of the Board occurring within a rolling 24-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (x) are members of the Board as of the Effective Date or (y) are elected, or nominated for election, to the Board pursuant to the By-Laws as in effect on the Effective Date, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest, including but not limited to a consent solicitation, relating to the election of directors to the Board.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means (i) the Board, or (ii) such other committee selected by the Board to administer the Plan, which committee may be the Compensation Committee, provided, that, with respect to the award to any “covered employee,” within the meaning of Section 162(m) of the Code, of a Performance Compensation Award, such committee shall be a committee of the Board composed of not less than two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code. The Board may designate a single committee to administer the Plan with respect to all employees or different committees to administer the Plan with respect to any individual employee or specified group of employees; provided, that, the Board reserves to itself the right to administer the Plan with respect to all employees or any individual or specified group of employees. If at any time a committee has not been designated by the Board to administer the Plan, the Compensation Committee shall constitute the Committee, or if there shall be no Compensation Committee, the Board shall constitute the Committee. If at any time the Compensation Committee has been designated by the Board to administer the Plan with respect to all employees or with respect to any individual employee or any specified group of employees, the Compensation Committee may designate one or more members of management to administer the Plan with respect to such employee or employees, subject to the Board’s right, described above, to administer the Plan with respect to any employee or employees. The term “Committee” used herein shall refer to the Board, the Compensation Committee or any other committee appointed by the Board or the Compensation Committee to administer the Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

“Company” means Playtex Products, Inc., a Delaware corporation, and any successor thereto.

“Compensation Committee” means the Compensation and Stock Option Committee of the Board.

“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

“Effective Date” means October 2, 2004, subject to shareholder approval of the Plan at the first shareholder meeting following the Effective Date.

“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

“Eligible Person” means any (i) individual regularly employed by the Company or an Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (the “NASDAQ”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

“Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

“Option” means an Award granted under Section 7.

“Option Period” means the period described in Section 7(c).

“Option Price” means the exercise price for an Option as described in Section 7(a).

“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

“Parent” means any parent of the Company as defined in Section 424(e) of the Code.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i)	earnings before or after taxes, interest, depreciation and/or amortization;

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	market share;

(iv)	net operating profit (before or after taxes);

(v)	net earnings or net income (before or after taxes);

(vi)	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

(vii)	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

(viii)	net revenue or net revenue growth;

(ix)	gross profit or gross profit growth;

(x)	margins;

(xi)	share price (including, but not limited to, growth measures and total shareholder return);

(xii)	sales (net or gross) or product volume growth;

(xiii)	productivity improvement and productivity ratios;

(xiv)	costs, expenses or expense targets;

(xv)	market value;

(xvi)	book value;

(xvii)	gross or operating margins;

(xviii)	operating efficiency;

(xix)	objective measures of customer satisfaction;

(xx)	working capital targets;

(xxi)	measures of economic value added; and,

(xxii)	inventory turns.

Any one or more of the Performance Criteria may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all or none of the Performance Compensation Award has been earned for the Performance Period.

            “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i)	asset write-downs,

(ii)	litigation or claim judgments or settlements,

(iii)	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results,

(iv)	any reorganization and restructuring programs,

(v)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year,

(vi)	acquisitions or divestitures,

(vii)	any other unusual or nonrecurring events,

(viii)	foreign exchange gains and losses, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges and other relevant changes in capitalization, and

(ix)	a change in the Company’s fiscal year.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Plan” means this Playtex Products, Inc. Stock Award Plan.

“Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit or Stock Bonus Award, the period of time determined by the Committee during which (x) such Award is subject to the restrictions set forth in Section 9 or, as applicable, (y) the period of time within which performance is measured for purposes of determining whether and to what extent an Award has been earned.

“Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

“Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

“Stock Bonus” means an Award granted under Section 10 of the Plan.

“Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

“Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

3.	Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date; provided, that the validity and exercisability of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code and of the New York Stock Exchange. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, further, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.	Administration

(a)  The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)  Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations; (viii) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(d)  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.	Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a)  Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 4,000,000 shares;

(b)  Shares of Stock shall be deemed to have been used in settlement of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

(c)  Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing; and

(d)  Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 1,600,000 shares of Stock, and no person may be granted Restricted Stock or Restricted Stock Units in any one calendar year in excess of.

6.	Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a)  Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant. Notwithstanding the foregoing, in the case of Incentive Stock Options, the Option Price shall also be subject to the restrictions in Section 7(e) below.

(b)  Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefore is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c)  Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)  Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)  Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)  Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii)  Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)  Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)  At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(e)  Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f)  $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.	Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a)  Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b)  Automatic exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefore.

(c)  Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d)  Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e)  Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.	Restricted Stock and Restricted Stock Units

(a)  Award of Restricted Stock and Restricted Stock Units.

(i)  The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested, the number of shares or units to be covered by each grant and the purchase price, if any, to be paid by the Participant for the shares of Restricted Stock. The Committee shall have the authority to determine the extent to which any Performance Goals have been satisfied and the extent to which an Award of Restricted Stock or Restricted Stock Units has been earned.

(ii)  Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the

Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), and unless provided otherwise in any individual written agreement between the Participant and the Company, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends or distributions in cash or in kind with respect to the shares of Restricted Stock, only when and if the restrictions on the Restricted Stock shall have lapsed. At the discretion of the Committee and solely to the extent explicitly provided in an individual written Award agreement, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii)  Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv)  The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, and solely to the extent explicitly provided in an individual written Award agreement, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”) and such Dividend Equivalents may be currently paid to the Participant.

(b)  Restrictions.

(i)  Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; the shares shall be subject to the restrictions on transferability set forth in the Award agreement; the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)  Restricted Stock Units awarded to any Participant shall be subject to forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and such other terms and conditions as may be set forth in the applicable Award agreement.

(iii)  The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c)  Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.

(d)  Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period (and to the extent applicable, the satisfaction of Performance Goals established by the Committee with respect to such Restricted Period) with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share).

Upon the expiration of the Restricted Period and to the extent applicable, the satisfaction of Performance Goals established by the Committee with respect to any Award of Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, that number of shares of Stock that the Committee determines has been earned and are due with respect to such Award; provided, however, that, such Award agreement may explicitly provide that cash shall be paid in lieu of shares of Stock or that the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering such shares of Stock for such Award of Restricted Stock Units as to which the Restricted Period has lapsed. If a cash payment is made in lieu of delivering such shares of Stock that would otherwise be due, the amount of such payment shall be equal to the Fair Market Value of the shares of Stock that would otherwise be due, as of the date on which the Restricted Period lapsed with respect to such award of Restricted Stock Units.

(e)  Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

       Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Playtex Products, Inc. Stock Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of ____________, between Playtex Products, Inc. and ____________. A copy of such Plan and Agreement is on file at the offices of Playtex Products, Inc.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10.	Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.	Performance Compensation Awards

(a)  General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b)  Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) the Participants who will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any

Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)  Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed pursuant to any individual written agreement between the Company and a Participant and under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)  Payment of Performance Compensation Awards

(i)  Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)  Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)  Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv)  Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 5(a) or 11(d)(vi) of the Plan.

(v)  Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi)  Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,600,000 shares of Stock or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee.

12.	General

(a)  Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b)  Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c)  Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)  Tax Withholding.

(i)  A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)  Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by a) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or b) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)  Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f)  Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)  Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

(h)  No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)  Governing Law. The Plan shall be governed by and construed in accordance with the State of Connecticut applicable to contracts made and performed wholly within the State of Connecticut.

(j)  Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)	Nontransferability.

(i)  Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)  any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)  a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)  a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)  any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: a) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; b) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and, d) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l)  Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m)  Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n)  Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o)  Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p)  Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(q)  Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r)  Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13.	Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only (i) to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, (ii) in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, and (iii) to the extent not causing the Plan to fail to comply with any applicable stock exchange listing requirement. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

(a)  The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b)  All or substantially all of the assets of the Company are acquired by another person;

(c)  The reorganization or liquidation of the Company; or

(d)  The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above, then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.	Effect of Change in Control

(a)  Except to the extent provided in a particular Award agreement:

(i)  In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii)  In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant, and (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals.

(b)  In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c)  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.	Amendments and Termination

(a)  Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. If required by the rules of the New York Stock Exchange, the Plan will continue beyond the day preceding the tenth anniversary of the Effective Date only if the Company’s shareholders reapprove the Plan prior to such day in a manner which complies with such rules. If such approval is not obtained, the Plan will terminate on the day preceding the tenth anniversary of the Effective Date; provided that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b)  Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without shareholder approval, (i) no amendment or modification may reduce the Option Price of any Option, (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower Option Price) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any

Option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any applicable stock exchange.

(c)  Section 162(m) Approval and Re-Approval. The Plan shall be submitted to shareholders of the Company for approval no later than the first meeting of shareholders following the Effective Date. The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and submitted for re-approval by shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Performance Compensation Awards granted after such time if such shareholder approval has not been obtained.

VOTE BY MAIL
PLAYTEX PRODUCTS, INC. 300 NYALA FARMS ROAD WESTPORT, CT 06880	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Playtex Products, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PLAYTX	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLAYTEX PRODUCTS, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Items 1, 2, 3 and 4.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
Vote on Directors
1.	Election of directors
	01) D. Wheat	06) R. Haas			¡	¡	¡
	02) N. DeFeo	07) R. Harris
	03) H. Baum	08) C. Merrifield
	04) M. Eisenson	09) S. Nowakowski
	05) R. Gordon	10) T. Robichaux
		For	Against	Abstain				For	Against	Abstain
Vote on Proposals

2.	The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2005.	¡	¡	¡	4.	Approval of the Company’s Stock Award Plan.		¡	¡	¡

3.	Approval of the Company’s Incentive Bonus Plan.	¡	¡	¡	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

For address changes and/or comments, please check this box and write them on the back where indicated.				¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Playtex Products, Inc.

300 Nyala Farms Road, Westport, CT 06880

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Playtex Products, Inc. hereby constitutes and appoints Neil P. DeFeo and Kris J. Kelley, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held on May 16, 2005, (or, if only one shall be present and acting at the Annual Meeting, then that one) all of the shares of stock of the Company that the undersigned would be entitled, if personally present, to vote at the Annual Meeting and at any adjournment thereof.

RECEIPT IS ACKNOWLEDGED OF THE NOTICE AND PROXY STATEMENT FOR THE FOREGOING ANNUAL MEETING AND OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 25, 2004.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)